EXHIBIT 5.1

ATTORNEYS AT LAW 402 W. BROADWAY, SUITE 2300 SAN DIEGO, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com CLIENT/MATTER NUMBER 072169-0101
April 16, 2007
ProxyMed, Inc.
1854 Shackleford Court, Suite 200
Norcross, GA 30093
Dear Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the filing by ProxyMed, Inc., a Florida corporation (the “Company”), of a Post-Effective Amendment to Form S-1 on Form S-3 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), covering the registration of up to 457,373 shares of the Company’s common stock, par value $0.001, on behalf of the selling shareholders named therein, including:
          (i) up to 218,384 shares of the Company’s common stock issued to Laurus Master Fund, Ltd. on December 7, 2005 (the “Laurus Shares”); and
          (ii) up to 238,989 shares of common stock issuable upon conversion of certain Four Percent (4%) convertible promissory notes (the “Notes”) issued in connection with the acquisition by the Company of all of the outstanding stock of MedUnite, Inc. (“MedUnite”) on December 31, 2002, pursuant to the Agreement and Plan of Merger among the Company, Davie Acquisition Corp., and MedUnite (the “Merger Agreement”) (the “Conversion Shares”).
     In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s articles of incorporation, as amended, the Company’s bylaws, as amended, the Notes, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Laurus Shares have been validly issued are fully-paid and non-assessable, and (ii) the Conversion Shares, when issued in accordance with the terms of the Notes, Merger Agreement and that certain Indenture between the Company and LaSalle Bank National Association, dated December 31, 2002, will be validly issued, fully-paid and non-assessable.

BOSTON	LOS ANGELES	SACRAMENTO	TALLAHASSEE
BRUSSELS	MADISON	SAN DIEGO	TAMPA
CHICAGO	MILWAUKEE	SAN DIEGO/DEL MAR	TOKYO
DETROIT	NEW YORK	SAN FRANCISCO	WASHINGTON, D.C.
JACKSONVILLE	ORLANDO	SILICON VALLEY

ProxyMed, Inc.
April 16, 2006

     We hereby consent to filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.
Very truly yours,
Foley & Lardner LLP
/s/ Foley & Lardner LLP